EXHIBIT 10.18

FIRST AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT

THIS FIRST AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT (this “First Amendment”) is made by and between SWEPI LP (“Shipper”) and CENTERPOINT ENERGY FIELD SERVICES, INC. (“Gatherer”) effective this 21st day of September, 2010.

Gatherer and Shipper are parties to that certain Gas Gathering and Treating Agreement dated April 29, 2010 (the “Agreement”);

The table entitled “Initial Build Schedule” on Exhibit “D” to the Agreement provides that Gatherer will complete construction and make operational the “Compression at Chatman” on or before September 30, 2010; and The parties have agreed to suspend Gatherer’s obligation to construct and make operational the Compression at Chatman by September 30, 2010 until a date that the parties may mutually determine in the future.

NOW, THEREFORE, for adequate consideration received and acknowledged, the parties hereto agree as follows:

1.	The parties hereby replace “September 30, 2010” with “to be mutually agreed” in the Initial Build Schedule on Exhibit D of the Agreement as the “Estimated Operational Date” for the Compression at Chatman.

2.	Except as expressly amended hereby, the Agreement remains in effect as originally written.

IN WITNESS WHEREOF, this First Amendment to Gas Gathering and Treating Agreement is executed as of the 21st day of September, 2010.

Shipper: SWEPI LP		Gatherer: Centerpoint Energy Field Services, Inc.

By:	/s/ Stephen Friedman	By:	/s/ William H. May, Jr.
Name:	Stephen Friedman	Name:	William H. May, Jr.
Title:	Attorney-In-Fact	Title:	Sr. V.P.